THIRD SUPPLEMENTAL INDENTURE among Drummond Financial Corporation, formerly called CVD Financial Corporation, a corporation incorporated pursuant to the laws of the State of Delaware (the "Corporation"), Harris Trust Company of New York ("Harris Trust"), a trust company organized pursuant to the laws of the State of New York, and The Bank of Nova Scotia Trust Company of New York ("The Bank of Nova Scotia"), a trust company organized pursuant to the laws of the State of New York, dated for reference May 13, 1997 (the "Supplemental Indenture") to the CVD Financial 1993 Master Indenture made between the Corporation and Harris Trust, dated August 26, 1993, as amended by a First Supplemental Indenture dated November 30, 1993 and a Second Supplemental Indenture dated October 23, 1996 (collectively, the "Indenture").

WHEREAS:

A. The Corporation and Harris Trust entered into the Indenture to provide for the issuance of the Corporation's unsecured subordinated variable rate bonds (the "Securities") to be issued in one or more series as provided in the Indenture;

B. Harris Trust has provided notice in writing to the Corporation of its intention to resign as Trustee under the Indenture;

C. The Corporation has approved the appointment of The Bank of Nova Scotia to act as Trustee under the Indenture in place of Harris Trust by a resolution of the board of directors of the Corporation dated May 13, 1997;

D. Section 610 of the Indenture provides that the resignation of a Trustee under the Indenture shall not be effective until an appointed successor Trustee executes, acknowledges and delivers to the Corporation and the retiring Trustee an instrument accepting its appointment as Trustee under the Indenture; and

E. Section 901 of the Indenture provides that the Corporation, without the consent of any of the holders of the Securities, may enter into one or more indentures supplemental to the Indenture in order to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities;


NOW THEREFORE THIS INDENTURE WITNESSES THAT the parties agree as follows:

                                   SECTION 1

         Representations, Warranties and Covenants of the Corporation
         ------------------------------------------------------------

1.1 The Corporation represents, warrants and covenants to The Bank of Nova Scotia that:

     (a)   it is validly organized and existing;

     (b)   the Securities were validly and lawfully issued;


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     (c)   it has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture;

     (d) it has no knowledge of the existence of an Event of Default or any event which, upon notice or lapse of time or both, would become an Event of Default under the Indenture;

     (e) it has not entered into any amendment or supplement to the Indenture other than the First and Second Supplemental Indentures referred to in the first paragraph of this Supplemental Indenture; and

     (f) it will continue to perform the obligations undertaken by it under the Indenture.

                                   SECTION 2

                   Resignation and Replacement of Trustee
                   --------------------------------------

2.1 Pursuant to Section 610 of the Indenture, Harris Trust hereby resigns as Trustee under the Indenture and is hereby discharged from the trusts of the Indenture, such resignation to become effective on the Effective Date (as defined herein).

2.2 The Corporation hereby appoints The Bank of Nova Scotia as successor Trustee under the Indenture in the place and stead of Harris Trust and with like effect as if originally named as Trustee under the Indenture, such appointment to become effective on the Effective Date, and The Bank of Nova Scotia hereby accepts such appointment.

2.3 Harris Trust hereby assigns, transfers and delivers to The Bank of Nova Scotia, as successor Trustee, upon the trusts expressed in the Indenture, all rights, powers, benefits, privileges and duties of Harris Trust under the Indenture, and The Bank of Nova Scotia hereby accepts such assignment, transfer and delivery, which is to become effective on the Effective Date.

2.4 The parties hereto agree to sign, execute and deliver all such documents and instruments and do such other acts as may be necessary or advisable to give effect to the assignment, transfer and delivery by Harris Trust to The Bank of Nova Scotia of all rights, powers, benefits, privileges and duties under the Indenture referred to in
Section 2.3 hereof.

2.5 Harris Trust hereby represents, warrants and covenants to The Bank of Nova Scotia that:

     (a) it will make available to The Bank of Nova Scotia originals of documents relating to the trust created by the Indenture and information in the possession of its corporate trust department relating to the administration and status thereof and will forward to The Bank of Nova Scotia such documents or information as it and The Bank of Nova Scotia shall agree;
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     (b)   it has not entered into any amendment or supplement to the
           Indenture, other than the First and Second Supplemental Indentures referred to in the first paragraph of this Supplemental Indenture;

     (c) based on information known to the Responsible Officers of Harris Trust, as Trustee, no Event of Default or event which, upon notice or lapse of time or both, would become an Event of Default under the Indenture exists; and

     (d) the aggregate outstanding principal amount of the Securities as of the date hereof is $45 million.

                                    SECTION 3

                     Declaration and Interpretive Provisions
                     ---------------------------------------

3.1 This Supplemental Indenture is declared to be supplemental to the Indenture and is to form part of and shall have the same effect as though incorporated in the Indenture. The Indenture is a part of this Supplemental Indenture and is, by this reference, included herein with the same effect as though at length set forth herein. In this Supplemental Indenture, unless there is something in the subject or context inconsistent therewith, the expressions herein used shall have the same meaning as corresponding expressions used in the Indenture and all the provisions of the Indenture, except only so far as may be inconsistent with the express provisions of this Supplemental Indenture, shall apply to and have effect in connection with this Supplemental Indenture.

                                   SECTION 4

                              Acceptance of Trust
                              -------------------

4.1 The Bank of Nova Scotia represents that it has the qualifications for a new Trustee required by the Indenture and the Trust Indenture Act of 1939, as amended, and as successor Trustee hereby accepts the trusts declared and provided in the Indenture and agrees to perform the same upon the terms and conditions herein and in the Indenture.

                                   SECTION 5

                                 Effective Date
                                 --------------

5.1 This Supplemental Indenture will be effective from and after May 15, 1997 (the "Effective Date"), irrespective of the actual dates of the execution hereof.

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                                   SECTION 6

                                   Enurement
                                   ---------

6.1 This Supplemental Indenture will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed effective as of the date set out herein.

DRUMMOND  FINANCIAL CORPORATION
(formerly CVD Financial Corporation)


By:    /s/ Rene Randall
       ---------------------------------

Name:  Rene Randall
       ---------------------------------

Title: Director
       ---------------------------------

HARRIS TRUST COMPANY OF NEW YORK


By:    /s/ Amy Roberts
       ---------------------------------

Name:  Amy Roberts
       ---------------------------------

Title: Assistant Vice President
       ---------------------------------

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK


By:    /s/ George E. Timmes
       ---------------------------------

Name:  George E. Timmes
       ---------------------------------

Title: Secretary
       ---------------------------------